NEWS RELEASE                                                 [FLAG TELECOM LOGO]
MEDIA                                      INVESTORS
FLAG Telecom                               FLAG Telecom
Ben Banta (+44 20 7478 9745)               Catherine Nash (+44 20 7317 0894)
Bbanta@flagtelecom.com                     cnash@flagtelecom.com

Sloane & Company (USA)                     Sloane & Company
Dan O'Connor (+1 212 446 1865)             Charles Southworth (+1 212 446 1892)
Porter Novelli (Asia, Middle East, Europe)
Rebecca Rainsford (+44 20 7853 2292)



     FLAG TELECOM APPOINTS ANDY EVANS AS CHIEF TECHNOLOGY OFFICER

     Bermuda, 14 January, 2002 -- FLAG Telecom (Nasdaq: FTHL, LSE: FTL) a leading global network services provider and independent carriers' carrier, today announced the appointment of Andy Evans to Chief Technology Officer
     (CTO). Mr Evans rejoins FLAG Telecom, where he previously acted as Vice President Strategy and Marketing, following a period as Head of Strategy at Internet Service Provider, Netscalibur.

     Mr. Evans will report directly to Andres Bande, Chairman and Chief Executive Officer, FLAG Telecom. His key responsibilities will involve advising on existing and new global network technologies and focusing on the use of technology to reduce cost of service delivery and improve both operational support systems and quality of service. He will also focus on alliances and partnerships to support and enhance medium to long term sales initiatives of the company.

     "I am delighted that Andy is rejoining the FLAG Telecom team," said Andres Bande. "He was instrumental in developing a growth strategy for FLAG and actively involved in our successful IPO. I look forward to now working with him as Chief Technology Officer. His extensive experience in the technology and telecommunications industry, coupled with his strong insight to FLAG's strategic direction, will enable him to be a key contributor to FLAG's future as we build upon our global network, and continue our pursuit of emerging markets where FLAG has a distinct competitive advantage."

     Mr Evans said: "I am excited to take on this highly demanding and critical position. I look forward to the challenge of implementing effective yet cost efficient technology to support FLAG in continuing to deliver on its successes."

     Mr Evans began his career at British Telecom, fulfilling a Senior System Design role, before moving on to become Senior Manager at management consultant McKinsey & Company, specialising in the technology sector including telecom and multi-media.

     Mr Evans' tenure begins January 14th 2002 and fills a vacant position created when Frank Denniston was promoted to Acting President of Networks. He received a 1st Class Honours degree in Engineering & Electrical Sciences from Cambridge University, and was awarded an MBA from Harvard Graduate School of Business Administration.


     ABOUT FLAG TELECOM
     FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. FLAG Telecom has the following cable systems in operation or under development: FLAG Europe-Asia, FLAG Atlantic-1 and FLAG North Asian Loop. Leveraging this unique network, FLAG Telecom's Network Services business markets a range of managed bandwidth and value added services targeted at carriers, ISPs, and ASPs worldwide. Principal shareholders are:
     Verizon Communications Inc., Dallah Albaraka Group and Tyco International Ltd. Recent news releases and information are on FLAG Telecom's website at:
     WWW.FLAGTELECOM.COM


     FORWARD LOOKING STATEMENTS
     Statements contained in this Press Release, which are not historical facts, may be forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those statements relating to the strategy to preserve capital and control costs, leveraging regional advantages, and the Company's position for the challenges presented by the economic slowdown and the changing competitive environment. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, those discussed in documents the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 31, 2000. The Company cautions readers not to rely on forward-looking statements. The Company disclaims any intent or obligation to update these forward-looking statements.